Exhibit 23.1


                                February 1, 2001



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Georgia Power Company (the "Company") dated January 26, 2001, relating to $200,000,000 aggregate principal amount of Series F 5.75% Senior Notes due January 31, 2003 and $150,000,000 aggregate principal amount of Series G 6.20% Senior Notes due February 1, 2006, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated January 26, 2001.


                                                     Very truly yours,


                                                     TTOURMAN SANDERS LLP